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                                                                    Exhibit 21.1


     SUBSIDIARIES OF TRM CORPORATION (FORMERLY TRM COPY CENTERS CORPORATION)

                                                                STATE OR PLACE
SUBSIDIARY                                                     OF INCORPORATION
------------------------------------------------------------  ------------------
TRM Copy Centers (USA) Corporation                                  Oregon
TRM Copy Centres (Canada) Ltd. (1)                                  Canada
TRM Copy Centres (U.K.) Limited (1)                                  U.K.
FPC France Ltd. (1)                                                 Oregon
TRM ATM (UK) Limited                                                 U.K.
TRM ATM Corporation                                                 Oregon
S-3 Corporation (1)                                                Delaware
Strategic Software Solutions Limited (1)                             U.K.
Inkas Financial Corp. Limited                                        U.K.
Mighty Cash Financial Services Inc.                                 Canada